SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report: November 19, 1997

                             SCHOLASTIC CORPORATION
             (Exact name of registrant as specified in its charter)


     Delaware                0-19860                  13-3385513
     (State of               (Commission              (IRS Employer
     Incorporation)          File Number)             Identification No.)

     555 Broadway
     New York, New York                               10012
     (Address of principal executive offices)        (Zip Code)

                                 (212) 343-6100
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

     On November 17, 1997 Scholastic received notice of an action commenced on November 14, 1997 in the United States District Court, Southern District of New York, by Parachute Press, Inc. ("Parachute"), the licensor of certain publication and non-publication rights to the "Goosebumps"(R) series, against Scholastic Inc. and Scholastic Entertainment Inc. (formerly Scholastic Productions, Inc.) (collectively, "Scholastic"). The action was commenced following repeated notices from Scholastic to Parachute of material breaches by Parachute of the agreements under which such rights are licensed. Based on Parachute's failure to cure these material breaches, Scholastic exercised its contractual remedies under the agreements. As a result, Scholastic believes that it has made all payments required under the agreements and is also entitled to the return of certain amounts previously advanced to Parachute. Scholastic is continuing to publish the "Goosebumps" books and to exploit its media rights.

     In its complaint, Parachute alleges and seeks a declaratory judgment that Parachute has not breached material terms of the agreements under which the "Goosebumps" rights were licensed and, accordingly, that Scholastic has materially breached and anticipatorily repudiated the agreements by withholding advances and other payments due to Parachute under the agreements. Parachute also alleges trademark and copyright infringement by Scholastic in publishing the first book in the "Goosebumps Tripleheader" series, allegedly without a valid license from Parachute. In addition to the relief requested as part of the declaratory judgment, including the payment of all advances and other amounts provided for in the agreements (assuming no material breach by Parachute), Parachute seeks relief in the form of damages, including profits, in respect of its infringement and unfair competition claims. Although Parachute also requests a declaratory judgment that the license of Scholastic to exploit future "Goosebumps" books has been terminated as a result of Scholastic' s actions, Parachute indicates in its complaint that it intends to continue to deliver new "Goosebumps" manuscripts to Scholastic under the agreements.

     Goosebumps   publishing  is  expected  to  account  for  less  than  4%  of
Scholastic's revenues in fiscal 1997-1998. Scholastic does not expect that this dispute will have a material adverse effect on its financial condition.

     Scholastic believes that Parachute's claims, outlined above, are without foundation. Scholastic will vigorously defend the lawsuit and protect its contractual rights.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             SCHOLASTIC CORPORATION

Date: November 19, 1997

                                  By:/s/Kevin J. McEnery
                                     -------------------
                                      Name: Kevin J. McEnery
                                     Title: Executive Vice President and
                                            Chief Financial Officer




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